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                          LEASE MODIFICATION AGREEMENT

         AGREEMENT made this 5th day of June, 1998 between the Landlord and Tenant, modifying the existing Lease and Lease Modification Agreement, dated April 16, 1997.

         WHEREAS, the Tenant is desirous of terminating the "Additional Lease" spaces described in the Lease Modification Agreement dated April 16, 1997.

         NOW THEREFORE, in consideration of their mutual agreement, the parties agree as follows:

         1. The Landlord and Tenant hereby agrees to terminate the Lease for the "First Additional Premises and Second Additional Premises", as described in the Lease Modification Agreement.

         2.       The termination date is July 1, 1998.

         3. The Tenant agrees to Lease the storage are designated as Storage Area 2 in the basement for the sum of $100.00 per month.

         4. The Landlord and Tenant agree that the original premises will remain with the Tenant, as described in the original Lease and Lease Modification Agreement dated April 16, 1997.

         5. The parties agree that Paragraph 8, 10, 11 of the Lease Modification Agreement are void and no longer in effect.

         6. In summary, Tenant will remain in its existing space until April 30, 1999 for the monthly rent of $2,730.00 and lease the storage space in the basement for an additional $100.00 per month.

         7. Tenant agrees to pay all current charges through May 31, 1998 by June 8, 1998, in the amount $6,760.25

         8. Tenant agrees to pay June rent charges, Including Electric, in the amount of $6,534.98 by June 15, 1998.

         9. In all other respects and excepts as specially modified herein, the Lease shall remain in full form and effect.

LANDLORD, 456 GLENBROOK ROAD ASSOCIATES

By:   /s/ Alex Goldblum
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          Alex Goldblum

TENANT, VC SOLUTIONS, INC.

By:   /s/ William E. Wheaton
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